Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Harmonic Inc. of our report dated October 15, 2007 relating to the financial statements of Rhozet Corporation, which appears in the Current Report on Form 8-K/A of Harmonic Inc. dated October 15, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP San Jose, California
November 29, 2007